Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement on Form S-3 of Galectin Therapeutics Inc. of our report dated March 21, 2014, relating to our audit of the consolidated financial statements, which appears in the Annual Report on Form 10-K of Galectin Therapeutics Inc. for the year ended December 31, 2013.

We also consent to the reference to our Firm under the caption “Experts” in each of the two prospectus contained in the Registration Statement.

/s/ McGladrey LLP

Charlotte, North Carolina

March 21, 2014